MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

February 28, 2007

MENV—OTCBB  USA

NDDA—Frankfurt Stock Exchange Symbol

A0J3PY—WKN # Frankfurt Stock Exchange

New Oil Sands Reserve Report Commissioned

Micron Enviro Systems, Inc. (OTCBB: MENV) (Frankfurt Stock Exchange: NDDA --- WKN:A0J3PY---ISIN: US59510E2072) ("Micron") is extremely pleased to announce that it has retained independent petroleum consultants, AJM Petroleum Consultants of Calgary, Alberta to provide Micron with an updated reserve report covering all 20.5 sections of the Alberta Oil Sands that Micron now has an interest in.  The last report commissioned by Micron stated a possible contingent resource of approximately 3.7 billion worth of gross oil within the 4.5 gross sections that Micron had an interest in at that point and did not include the 16 new gross sections of land acquired by Micron.  This new report is expected to be made public in 2-4 weeks.

Bernard McDougall, Micron’s president stated, “Management feels that this new report will significantly add to the potential estimated in ground oil value attributable to Micron, considering the initial report only gave a possible resource worth approximately 3.7 billion in ground over 4.5 sections of which Micron has a 4.17% interest.  This new report will also cover the 16 additional new contiguous Oil Sand sections, of which Micron has a substantial 50% interest in.  Micron has increased its net oil sands acreage by approximately 4,500% in 2007 and management is very optimistic this new report will reflect a significant portion of this increase.  Management is also quite confident that additional oil sand leases will be acquired by Micron in the coming weeks.  March appears to be quite possibly the most important month in terms of Micron’s corporate growth as representatives attend two major trade shows right at a time when a new reserve report will be released.  ”

Micron is an emerging oil and gas company that now has exposure to seven separate leases consisting of interests in 20.5 gross sections in the Oil Sands of Alberta, Canada, which is the largest Oil Sands region in the world, and has minor production from multiple conventional oil and gas wells. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Micron continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. At this time, Micron is one of, if not the smallest, market capitalized company with multiple leases (seven) and now has positive operations underway in this world-class oil and gas producing region.  This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. A contingent resource is defined as those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. The independent report referred to in this news release is not NI 51-101 compliant. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com